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                                                                    EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made as of the 29th day of December, 1999, between MacDermid, Incorporated, a Connecticut corporation (the "COMPANY"), and Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), on behalf of itself and as agent for each other Seller Stockholder (as defined below).

         WHEREAS, each Seller Stockholder has acquired shares of Common Stock, or a warrant to purchase Common Stock, pursuant to the Merger Agreement (as defined below);

         WHEREAS, as a condition to the consummation of the transaction contemplated by the Merger Agreement, the Company agreed to grant to the Seller Stockholders certain rights to require the Company to register, for public distribution, the Registrable Shares (as defined herein) as hereafter described;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and CVC agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, in addition to the terms defined in the preamble, the following terms shall have the following respective meanings:

              "CCT" means CCT Partners I, L.P.

              "CMP" means Citicorp Mezzanine Partners, L.P.

              "COMMON STOCK" means the common stock of the Company, no par value per share.

              "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

              "CONTROL PERSON" means a Person who is or reasonably could be deemed to be a control Person of the Company within the meaning of
         Section 15 of the Securities Act.

              "EFFECTIVE TIME" means the Effective Time of the Merger under the Merger Agreement.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any similar Federal statute successor thereto, and the rules and regulations of the Commission issued under such Act, as they each may be in effect from time to time.

              "HOLDER" means (i) a Seller Stockholder and (ii) any subsequent transferee of Registrable Shares who agrees to bound hereby pursuant to transfer in accordance with Section 8 hereof effected on the books of the Company.

              "MERGER AGREEMENT" means that certain Plan and Agreement of Merger, dated


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         February 18, 1999, as amended by the First Amendment thereto dated as of July 27, 1999, the Second Amendment thereto dated as of September 13, 1999, the Third Amendment thereto dated as of October 29, 1999 and the Fourth Amendment thereto dated as of December 15, 1999 among the Company, MCD Acquisition Corp., PTI, Inc. and CVC.

              "PERMITTED REGISTRATION" has the meaning set forth in Section 3.

              "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

              "POOLING PERIOD" means the period beginning on that date which is thirty (30) days prior to the Effective Time (as defined in the Merger Agreement) and ending on that date on which the Company first files with the Commission a report on Form 10-K, 10-Q, or 8-K which discloses the results of at least thirty (30) days of Company operations after the Effective Time.

              "REGISTRABLE SHARES" means (i) any shares of Common Stock issued to a Seller Stockholder pursuant to the Merger Agreement, including, without limitation, shares of Common Stock that constitute Escrow Shares as defined in the Merger Agreement and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) of this sentence; PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (x) upon any sale pursuant to a Registration Statement or Rule 144 or Rule 145(d), or (y) upon any sale in any manner to a Person not conducted in compliance with Sections 2 and 8 hereof, or (z) with respect to any Holder, if the Registrable Shares then held by such Holder may be sold by the Holder to the public immediately without registration, including shares of Common Stock which may be sold within a period of ninety (90) days under Rule 144.

              "REGISTRATION EXPENSES" mean all expenses incurred by the Company complying with the terms hereof, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, accounting fees, fees and expenses for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or, if applicable, on Nasdaq, fees and disbursements of counsel for the Company, but excluding (x) underwriting discounts and selling commissions relating to the Registrable Shares and (y) the Company's out-of-pocket expenses specified in Section 6.1(i), which expenses will be borne by the selling Holders.

              "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or any successor form, or any other form for a limited purpose); or any registration statement covering only

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         (i) securities to be issued solely pursuant to one or more employee benefit plans of the Company or (ii) securities proposed to be issued in exchange for securities or assets of another corporation.

              "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

              "RULE 145(d) " means Rule 145(d) as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

              "SECURITIES ACT" means the Securities Act of 1933, as amended, and any similar Federal statute successor thereto, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

              "SELLER STOCKHOLDER" CVC, CCT, CMP and each other Person listed on
         SCHEDULE 3.20 to the Merger Agreement that receives shares of Common Stock pursuant to the Merger Agreement.

              "SUSPENSE PERIOD" has the meaning set forth in Section 3(e).

              "TRADING DAY" means each day that Common Stock has been traded on the New York Stock Exchange, or such other primary exchange or quotation system on which the Common Stock is then listed or quoted.

         2. RESTRICTIONS ON TRANSFER.

              (a) Each Holder agrees, severally and not jointly, that it will not effect any disposition of its Registrable Shares that would constitute a sale within the meaning of the Securities Act except in compliance with the Securities Act. Without limiting the scope of the immediately preceding sentence, each Holder agrees not to make any disposition of all or any portion of the Registrable Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2, unless

              (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

              (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require the items specified in either clause (A) or (B) of

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         the immediately preceding sentence with respect to any transaction made pursuant to Rule 144 or Rule 145, as applicable, except in unusual circumstances.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such Registration Statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, PROVIDED the transferee will be subject to the terms of this Section 2 to the same extent as if such transferee were a Seller Stockholder as defined herein.

              (b) Each certificate representing Registrable Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

              THE SHARES REPRESENTED BY THIS CERTIF1CATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (II) IN CONFORMITY WITH THE VOLUME AND OTHER LIMITATIONS OF RULE 145 OF THE ACT, EVIDENCED BY A LETTER OF REPRESENTATION IN A FORM REASONABLY SATISFACTORY TO THE CORPORATION, OR (III) IN A TRANSACTION WHICH, IN THE OPINION OF INDEPENDENT COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION OR AS DESCRIBED IN A "NO ACTION" OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT.

              (c) Notwithstanding Section 2(b), unless a sale of Registrable Shares has been registered under the Act or is made in conformity with the provisions of Rule 145, the Company reserves the right to put the following legend on the certificates issued to the transferee of such Registrable Shares:

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A

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              VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION
              THEREOF WITHIN THE MEANING OF SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

              (d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the Common Stock to be disposed of may lawfully be so disposed of without registration, qualification or legend.

              (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such Registrable Shares shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

              (f) Each Holder agrees, severally and not jointly, that until the expiration of the Pooling Period, that such Holder will not sell, transfer or otherwise dispose of, or reduce the risk of ownership with respect to, shares of Common Stock.

         3. DEMAND REGISTRATIONS. Subject to the limitations set forth in this Agreement, CVC, on its behalf or as agent for one or more Holders, may request, in writing, that the Company effect the registration under Section 5 of the Securities Act of Registrable Shares in accordance with Section 3(a) or (b), as applicable. The Company shall not be required to effect more than three (3) registrations pursuant to this Section 3 (each a "PERMITTED REGISTRATION"). A registration shall not count as one of the Permitted Registrations under this
Section 3 until it has become effective.

              (a) If, at the time the Company receives a registration request, the Company is not eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), CVC may request, in writing, that the Company effect the registration on Form S-l or Form S-2 (or any successor form) of not less than twenty percent (20%) of the Registrable Shares then outstanding; PROVIDED, HOWEVER, that the minimum aggregate offering price of the Common Stock to be registered by such Holders equals $20,000,000 (prior to deductions for underwriting discounts and commissions). Any such request pursuant to Section 3(a) shall be in writing and shall state the number of shares of Registrable Shares to be disposed of and the intended method of disposition of such shares by the participating Holders. If CVC intends to distribute the Registrable Shares by means of an underwriting, it shall so advise the Company in its request. Thereupon, the Company shall use all commercially reasonable efforts to effect the registration, as expeditiously as possible, on Form S-1 or Form S-2 (or any successor form), of all Registrable Shares which the Company has been requested so to register. The Company shall not be required to effect any registration pursuant to this Section 3(a) within six (6) months after the effective date of any other Registration Statement of the Company for an underwritten offering of Common Stock.

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              (b) If, at the time the Company receives a registration request, the Company is eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), CVC may request, in writing, that the Company effect the registration on Form S-3 (or any successor form) of not less than ten percent (10%) of the Registrable Shares then outstanding, with any such request to be in writing and to state the number of shares of Registrable Shares to be disposed of and the intended methods of disposition of such shares by the participating Holders; provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders propose to sell Registrable Shares and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $10,000,000 (prior to deductions for underwriting discounts and commissions), or (ii) in a given twelve-month period, after the Company has effected two (2) Permitted Registrations pursuant to Section 3 in any such period. If a Holder elects to distribute its Registrable Shares by means of an underwriting, it shall so advise the Company in its request. Thereupon, the Company shall use all commercially reasonable efforts to effect the registration, as expeditiously as possible, on Form S-3 (or any successor form), of all Registrable Shares which the Company has been requested so to register .

              (c) Upon receipt of any request to register Registrable Shares pursuant to this Section 3, the Company shall promptly give written notice of such proposed registration to all Holders. Each Holder shall have the right, by giving written notice to the Company within fifteen (15) days after the Company provides its notice, to elect to have included in such registration such of the Holder's Registrable Shares as such Holder may request in such notice of election. Thereupon, the Company shall use all commercially reasonable efforts to effect the registration, as expeditiously as possible, of all Registrable Shares which the Company has been requested to register.

              (d) In connection with any registration pursuant to Section 3, the Company shall keep such registration effective for a period of sixty (60) days or until the Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs, subject in any event to the provisions of Section 3(e).

              (e) If the Company shall furnish to CVC a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company stating that (1) the Company is in possession of material non-public information regarding the Company, (2) the Company has determined (based on the advice of counsel) that the prospectus included or to be included in a Registration Statement would have to disclose such material non-public information in order for the prospectus not to be materially false or misleading, and (3) the Company has determined in good faith that disclosure of such material non-public information would not be in the best interests of the Company, each Holder agrees that (X) it shall not sell any Registrable Shares pursuant to such Registration Statement during such period and (Y) the Company may delay filing a Registration Statement, or pre-effective amendment thereto, or requesting the effectiveness of such Registration Statement, the period during which such a delay occurs being referred to herein as the "SUSPENSE PERIOD." For purposes of this Section 3(e), the Suspense Period shall commence upon notice to CVC and shall end on the earlier of the date that the Company (i) files a Registration Statement or a pre-effective amendment thereto or (ii) files a request with the SEC requesting that the SEC declare the Registration Statement effective. A Suspense Period may not continue for more than sixty (60)

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consecutive Trading Days; there must be not less than thirty (30) consecutive
Trading Days between the termination of one Suspense Period and the commencement of the next; and there may not be more than three (3) Suspense Periods during any consecutive twelve-month period. The Company shall notify CVC and each selling Holder not later than two (2) Trading Days after the conclusion of any Suspense Period. The sixty (60)-day time period referred to Section 3(d) during which the Registration Statement must be kept current after its effective date shall be extended for an additional number of Trading Days equal to the number of Trading Days in the Suspense Period.

              (f) If, within three (3) Trading Days after the Company receives a registration request under Section 3(a) or (b), the Company shall furnish to CVC a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company stating that the Company is and was, as of the date on which the Company received such request, engaged in plans to sell shares of Common Stock in an underwritten offering schedule to commence within sixty (60) days after the date on which the Company received such request, the Company may delay, at its election, filing the requested registration statement for a period of up to ninety (90) days after the date on which the Company received such request; PROVIDED, HOWEVER, that the Company may not exercise its right pursuant to this Section 3(f) to delay filing a registration statement more than once in any twelve (12)-month period.

         4. "PIGGYBACK" REGISTRATION - REGISTRATION INITIATED BY THE COMPANY.

              (a) At any time the Company proposes to file a Registration Statement at its own election, it will, prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder given within fifteen (15) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use all commercially reasonable efforts to cause all (or the requested portion) of such Holder's Registrable Shares to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; PROVIDED, HOWEVER, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 4 without obligation to any Holder.

              (b) In connection with any offering under this Section 4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the requesting Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.

              (c) If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the Holders have requested to be included pursuant to this Section 4 would materially and adversely affect such public offering, then notwithstanding subsection 4(a) hereof the Company shall be required to include in the underwriting only that number of the Holders' Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that Holders of Registrable Shares have requested to be included, then the Holders of Registrable Shares who have requested registration, and any Other Stockholders who have made a similar request, shall participate in the underwriting PRO RATA based upon their total ownership of the aggregate number of all Registrable Shares and Secondary Shares requested to be included in such registration by the Holders and such Other Stockholders (or in any other proportion as agreed upon by all Holders and Other Stockholders entitled to such rights).

         5. MARKET STAND-OFF.

              (a) The Company shall not effect any public sale or distribution of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, during the seven (7) days prior to and during the sixty (60)-day period beginning on the effective date of any underwritten registration pursuant to Section 3 (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form or as part of any other issuance of Common Stock in exchange for securities or assets of another corporation), unless the underwriters managing such registered public offering otherwise agree; PROVIDED, HOWEVER, that the restrictions pursuant to this Section 5(a) shall expire sixty (60) days from the effective date of the second Permitted Registration.

              (b) Other than pursuant to Section 4, CVC and CMP shall not effect any public sale or distribution of its Registrable Shares, or any securities convertible into or exchangeable or exercisable for Registrable Shares, during the seven (7) days prior to and during the sixty (60)-day period beginning on the effective date of any underwritten registration of Common Stock initiated by the Company unless the underwriters managing such registered public offering otherwise agree.

         6. REGISTRATION PROCEDURES.

         6.1 COMPANY OBLIGATIONS GENERALLY. If and whenever the company is required by the provisions of Section 3 of this Agreement to use all commercially reasonable efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall as expeditiously as possible:

              (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use all commercially reasonable efforts to cause that Registration Statement to become and remain effective (PROVIDED that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by CVC copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review and comment of such counsel) and, in connection therewith, use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

              (b) furnish to each selling Holder such reasonable number of copies of the registration statement, each amendment and supplement thereto, prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Holder;

              (c) use all commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Holders; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (c) to qualify as a foreign corporation, execute a general consent to service of process or subject itself to taxation in any jurisdiction;

              (d) notify each Holder of Registrable Shares of the effectiveness of each Registration Statement filed hereunder;

              (e) cause all Registrable Shares covered by the Registration Statement to be listed on the New York Stock Exchange and each other securities exchange, if any, on which the Common Stock is then listed or, if the Common Stock is not listed on any such exchange, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use all commercially reasonable efforts to secure designation of all such Registrable Shares covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Shares with the NASD;

              (f) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

              (g) if the Registrable Shares are to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer;

              (h) make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement under Section 3 and any attorney, accountant or other agent retained by any such underwriter, or the attorney representing CVC, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such party in connection with such Registration Statement, subject in every case to the terms of such customary confidentiality agreement as the Company may reasonably request considering the circumstances under which, and the purposes for which, such information is requested;

              (i) if the Registrable Shares are to be sold in an underwritten offering pursuant to a Permitted Registration, cause such executive or executives as the managing underwriter, or the holders of a majority of the Registrable Shares being sold, may reasonably request (including, if so requested, the Company's Chief Executive Officer) to attend any analyst and investor presentations, including any "road show", PROVIDED, HOWEVER, that (i) the Company's employees will not be required devote more than five (5) consecutive days to the efforts specified in this Section 6.1(i) in connection with any single Permitted Registration and the Company's employees will not be required devote more than five (5) Trading Days during any twelve (12) month period to the efforts specified in this Section 6.1(i) in connection with one or more Permitted Registrations, and (ii) the Holders of the Registrable Shares proposed to be included in such underwritten offering shall be required, severally and not jointly, to reimburse the Company for its out-of-pocket expenses reasonably incurred by it and its executives in connection the efforts specified in this
Section 6.1(i);

              (j) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and at CVC's request, make available to the holders of Common Stock and any of its other security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

              (k) if CVC or any other Holder of Registrable Shares may reasonably be deemed to be an underwriter or a Control Person, participate in the preparation of such registration or comparable statement and require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included and as to which the Company has no reasonable objection;

              (l) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, use all commercially reasonable efforts promptly to obtain the withdrawal of such order; and

              (m) with respect to any underwritten sale of Registrable Shares, or any sale of Registrable Shares as to which the Holder reasonably determines, after consultation with its counsel, that such Holder may have liability under
Section 11 of the Securities Act as an underwriter or a Control Person, at the request of such underwriter, CVC or such Holder, use all commercially reasonable efforts to obtain a so-called cold comfort letter from the Company's independent public accountants to such underwriter, CVC or Holder in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriter, CVC or such Holder, the cost of which comfort letter shall be borne by the Holders of the Registrable Shares included in the registration.

         6.2 SELLING HOLDER INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 6.1 that the selling Holders shall promptly furnish to the Company such information regarding themselves, the Registrable Shares held by them, and the intended method of disposition of such Registrable Shares, as shall be reasonably requested by the Company in order to effect the registration of their Registrable Shares or to comply with applicable state securities laws.

         6.3 PROSPECTUS DELIVERY. CVC acknowledges that there may be times (including without limitation the circumstances as described in Section 3(e) hereof) when, notwithstanding the Company's efforts described in Section 6.1(a), the Company must temporarily suspend the use of the prospectus forming a part of any such Registration Statement until such time as (i) the company has filed an amendment to such Registration Statement and such amendment has been declared effective by the SEC, (ii) the Company has supplemented the relevant prospectus, or (iii) the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Company shall use all commercially reasonable efforts to promptly notify each Holder of Registrable Shares covered by such Registration Statement, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. During any period in which sales are suspended, each such Holder agrees not to sell any such Registrable Shares pursuant to any such prospectus. Subject only to the Company's right to give notice of a Suspense Period a permitted under Section 3(e), the Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Shares.

         6.4 SELECTION OF UNDERWRITER. If the Registrable Shares are to be sold in an underwritten offering, the underwriter shall be such nationally recognized investment banking firm as CVC may select and to whom the Company shall have no reasonable objection.

         7. ALLOCATION OF EXPENSES.

              (a) The Company will pay all Registration Expenses of all registrations under this Agreement whether or not the registrations have become effective and whether or not such registrations have counted as one of the Permitted Registrations; PROVIDED, HOWEVER, that if a registration is withdrawn at the request of CVC (other than as a result of (x) delay by the Company under Section 3(e) or (f), or (y) material adverse information concerning the business or financial condition of the Company which first becomes known to CVC after the date on which such registration was requested) the Holders who sought to register Registrable Shares in such registration shall be liable, jointly and severally, to promptly pay all Registration Expenses of such registration incurred through the date of such withdrawal, unless CVC elects to have such registration count as one of the three (3) Permitted Registrations under Section 3, in which event Company shall bear such Registration Expenses.

              (b) It is understood and agreed that, in the event that the Holders are liable for Registration Expenses pursuant to Section 7(a), such Registration Expenses shall not include the Company's internal expenses (including, without limitation, salaries and benefits of its officers and employees performing legal or accounting duties) and the expense of any liability insurance incurred in connection with a registration of Registrable Shares hereunder.

         8. INDEMNIFICATION.

              (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each Control Person of any such seller or underwriter, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or Control Person may become subject under the Securities Act, the Exchange Act or state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) stem from any third party dispute arising out of or based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, made in reliance upon and in conformity with information furnished to the Company by or on behalf of such seller, underwriter or Control Person specifically for use in the preparation thereof; and PROVIDED FURTHER that as to any claim arising out of a preliminary prospectus, the indemnity provided in this Section 8(a) shall not inure to the benefit of any seller, underwriter or Control Person on account of any loss, claim, damage, liability or action arising from the sale of Registrable Shares to any Person by a seller or underwriter that failed to send or give a copy of the prospectus, as the same may be amended or supplemented, to that Person within the time required by the Securities Act, and the untrue statement of a material fact or omission to state a material fact in such preliminary prospectus was corrected in the final prospectus; and PROVIDED FURTHER, that the Company shall not be responsible for any losses, claims, damages or liabilities to the extent that it is finally judicially determined that they result primarily from actions taken or omitted to be taken by such Indemnified Party's willful misconduct or gross negligence.

              (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, and each Control Person, if any, of the Company or any such underwriter against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or Control Person may become subject under the Securities Act, Exchange Act or state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) stem from any third party dispute arising out of or based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligation to indemnify shall be individual, not joint and several, for each selling Holder.

              (c) Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall upon request permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that counsel for the Indemnifying Party , who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The failure of any Indemnified Party to give notice promptly as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8. The Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

         9. RULE 144 REQUIREMENTS. The Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

              (b) use all commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

              (c) furnish to any Holder upon request a written statement by the Company as to its compliance with the information requirements of Rule 144 and of the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

         10. TRANSFERS OF CERTAIN RIGHTS. The rights granted to any Holder hereunder may be transferred by such Holder to any transferee who acquires not less than the greater of (x) two percent (2%) of the shares of Common Stock then outstanding or (y) fifty percent (50%) of the shares of Common Stock received by such Holder in the Merger; PROVIDED, HOWEVER, that (a) the Company is given written notice by the transferee stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned, (b) as a condition to the transfer of the rights hereunder, the transferee shall deliver to the Company a written instrument by which such transferee makes the representations set forth in Section 11.2 and agrees to be bound by the obligations imposed upon the transferor under this Agreement to the same extent as if such transferee were a Seller Stockholder, and (c) CVC may not transfer its rights as the agent of the Holders for purposes of this Agreement without the Company's consent, which consent shall not be unreasonably withheld.

         11. TERMINATION OF REGISTRATION RIGHTS. This Agreement shall terminate, and all rights and liabilities hereunder shall lapse, seven (7) years after the Effective Time.

         12. REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         13. REPRESENTATIONS

         13.1. REPRESENTATIONS OF THE COMPANY.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has all requisite power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder.

              (b) All necessary and appropriate corporate action has been taken by the Company with respect to the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be instituted.

              (c) There is no claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the best knowledge of the Company, threatened against the Company, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which, individually or in the aggregate, is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company's ability to perform its obligations hereunder.

              (d) Neither the execution and delivery of this Agreement by the Company, nor the performance by the Company of its obligations hereunder, will
(i) conflict with or result in a breach of any provision of the Company's certificate of incorporation or by-laws, or (ii) require any consent, approval, declaration, order or authorization of, or registration or filing with, any third party, court or governmental body or other agency, instrumentality or authority by or with respect to the Company in connection with the execution and delivery of this Agreement or the performance of its obligations hereunder, other than filings with the SEC in connection with the Registration Statement, any filing with or notice to any state securities regulator, and any filing with or notice to the New York Stock Exchange, or such other primary exchange or quotation system on which the Common Stock is then listed or quoted.

         13.2. REPRESENTATIONS OF SELLER STOCKHOLDERS. Each Seller Stockholder hereby represents and warrants, severally and not jointly, as follows:

              (a) The Seller Stockholder has the full power and authority to execute, deliver and perform this Agreement, and this Agreement and the other instruments delivered pursuant hereto have been or will be, as applicable, duly executed and delivered by such Seller Stockholder. This Agreement and such instruments constitute the legal, valid and binding obligations of the Seller Stockholder, enforceable against the Seller Stockholder in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be instituted.

              (b) The Seller Stockholder has been advised and understands that the Registrable Shares may not be resold unless registered under applicable state securities laws or an exemption from registration is available, and that the Company is and will be under no obligation to register the Registrable Shares under the Securities Act except to the extent provided in this Agreement.

         14. MISCELLANEOUS.

         14.1 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement, shall be deemed to have been duly given and made if in writing and served either by personal delivery (which shall include delivery by Federal Express or similar services) to the party for whom it is intended, or by being deposited postage prepaid, certified or registered mail, return receipt requested (or such form of mail as may be substituted therefor by postal authorities), in the United States mail, bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party, or by being sent or a telecopy with a hard copy sent simultaneously via overnight courier:

                          If to the Company: MacDermid, Incorporated
                                             245 Freight Street
                                             Waterbury , CT 06702
                                             Fax: (203) 575-5630
                                             Attention: Chief Executive Officer

                          With a copy to:    Nutter, McClennen & Fish, LLP
                                             One International Place
                                             Boston, Massachusetts 02110-2699
                                             Telecopy: (617) 973-9748
                                             Attention: Michael E. Mooney, Esq.

                          If to CVC:         Citicorp Venture Capital, Ltd.
                                             399 Park Avenue
                                             New York, NY 10022
                                             Fax: (212) 888-2940
                                             Attention: Joseph Silvestri

                          With a copy to:    Kirkland & Ellis
                                             Citicorp Center
                                             153 East 53rd Street
                                             New York, NY 10022-4675
                                             Fax: (212) 446-4900
                                             Attention: Kirk A. Radke, Esq.

                          If to a Holder:    At its address shown in the
                                             Company's stock register

         14.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, and understandings, whether written or oral, with respect to the subject matter hereof, and cannot be changed or terminated orally. No party hereto shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises, or understandings not specifically set forth in this Agreement.

         14.3 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

         14.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

         14.5 CONSTRUCTION OF AGREEMENT. This Agreement embodies the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. The Company and CVC have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by them and no presumption or burden of proof shall arise favoring or disfavoring either the Company or any Holder by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which to ether shall constitute one and the same instrument and may be delivered by facsimile transmission.

         14.6 SEVERABILITY. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         14.7 AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and CVC. Any amendment or waiver effected in accordance with this
Section 14.7 shall be binding upon the Company, each Holder of any Registrable Shares as of the date of such amendment or waiver, and each future Holder. No waivers of or exceptions to any term, condition or provision of this Agreement, in anyone or more instances, shall be seemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         14.9 BINDING EFFECT. This Agreement shall be binding on all successors and assigns of the Company, whether by merger, reorganization, sale of assets or otherwise.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                                 MACDERMID, INCORPORATED



                                                 By: /s/ JOHN L. CORDANI
                                                     --------------------------
                                                     Name:  John L. Cordani
                                                     Title: Secretary

                                                 CITICORP VENTURE CAPITAL, LTD.



                                                 By: /s/ JOSEPH SILVESTRI
                                                     --------------------------
                                                     Name:
                                                     Title: